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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SPARTECH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARTECH CORPORATION 120 S. Central Avenue, Suite 1700 Clayton, Missouri 63105-1705
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 12, 2008
DEAR FELLOW SHAREHOLDER:
     I cordially invite you to attend the 2008 Annual Meeting of Shareholders of Spartech Corporation to be held at 8:00 a.m. on Wednesday, March 12, 2008, at the Saint Louis Club, 7701 Forsyth Blvd., 16th Floor, Clayton, Missouri 63105. At the Annual Meeting, shareholders will be asked to consider proposals:
1.	To elect three Class C directors to serve for three-year terms;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

3.	To amend the Bylaws of the Company to eliminate the classification of directors and provide that all directors elected after the amendment becomes effective must stand for election annually.
     These proposals are described in detail in the accompanying Proxy Statement. Please read it carefully.
     Your vote is important. Whether or not you plan to attend the meeting, please ensure that your shares are represented at the meeting by promptly completing your proxy and returning it in the enclosed envelope.

Sincerely,

/s/ Myles S. Odaniell
Myles S. Odaniell
St. Louis, Missouri	President and
February 4, 2008	Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 12, 2008.
Copies of the enclosed Proxy Statement for the 2008 Annual Meeting and the 2007 Annual
Report to Shareholders are also available on the Company’s Web site at
www.spartech.com under the “Investor Relations” tab.

OUTSTANDING SHARES AND VOTING PROCEDURES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
MEETINGS
COMMITTEES
INDEPENDENCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
CODE OF ETHICS
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION FOR 2007
DIRECTOR NOMINATIONS
COMMUNICATION WITH DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE FOR 2007
GRANTS OF PLAN-BASED AWARDS FOR 2007
OUTSTANDING EQUITY AWARDS AT NOVEMBER 3, 2007
OPTION EXERCISES AND STOCK VESTED FOR 2007
NONQUALIFIED DEFERRED COMPENSATION FOR 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITY OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3 BYLAW AMENDMENT TO DECLASSIFY BOARD OF DIRECTORS
PROPOSALS OF SHAREHOLDERS

SPARTECH CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 12, 2008
To Our Shareholders:
     Spartech Corporation is soliciting the enclosed proxy on behalf of its Board of Directors for use at the Company’s 2008 Annual Meeting of Shareholders. This Proxy Statement and form of proxy solicited hereby are being sent or delivered to shareholders of the Company beginning on or about February 4, 2008.
     Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution or revocation of a proxy will not in any way affect the shareholder’s right to attend the Annual Meeting and vote in person.
     The Board of Directors selected the persons named in the accompanying proxy, who have advised the Company that they intend, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them FOR the Board of Directors’ nominees for director, FOR proposal 2 and FOR proposal 3 as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.
     All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company’s common stock.
     A copy of Spartech’s Annual Report to Shareholders for the fiscal year ended November 3, 2007 accompanies this Proxy Statement.
OUTSTANDING SHARES AND VOTING PROCEDURES
     The Board of Directors has fixed the close of business on January 15, 2008 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were                      shares of Common Stock, $0.75 par value per share, outstanding on the record date, each entitled to one vote. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.
     A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum.
     With respect to Proposal 1, the election of directors, a plurality of the votes cast at the Annual Meeting is required, which means that the three nominees who receive the largest number of votes cast are elected as directors. Abstentions and broker non-votes will have no effect on the election.
     Proposal 2, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will be counted in the tabulations of the votes cast, and will therefore have the same effect as negative votes; however broker non-votes will not be counted for the purpose of determining whether the proposal has been approved.
     Proposal 3, to amend Article III of the Company’s Bylaws, requires for approval:
•	The affirmative vote of the holders of at least 80% of the outstanding voting stock, plus

•	The affirmative vote of the holders of at least a majority of the outstanding shares of voting stock which are not beneficially owned, directly or indirectly, by any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock.

     As stated elsewhere in this Proxy Statement, the Company believes that there is one entity, Reed, Conner & Birdwell, LLC, which owns beneficially 10% or more of the outstanding voting stock and whose shares would therefore be excluded from the second part of the above vote calculation. Abstentions and broker non-votes will have the same effect as votes against this proposal.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors currently consists of nine directors, divided into three classes. Each director currently holds office for a term of three years. The shareholders will elect three Class C directors at this Annual Meeting, to hold office until the Annual Meeting of Shareholders in 2011; the three Class A directors will continue in office until the Annual Meeting of Shareholders in 2009; and the three Class B directors will continue in office until the Annual Meeting of Shareholders in 2010. In each case, directors remain in office until their successors are duly elected and qualified. The adoption of Proposal 3, described later in this Proxy Statement, will not affect the terms of these nominees or the other incumbent directors, because it will not take effect until after the directors are elected at this Annual Meeting.
     Based on the recommendation of the Governance Committee, the Board of Directors has nominated current directors Ralph B. Andy, Lloyd E. Campbell and Jackson W. Robinson to be reelected as Class C directors of the Company.

The Board of Directors unanimously recommends a vote
FOR the Board of Directors’ nominees (Item 1 on the Proxy Card).
BOARD OF DIRECTORS
     Listed below are the members of the Company’s Board of Directors, including the nominees for election to the Board, with certain information about each of them including their principal occupations for the last five years:

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Ralph B. Andy, 63	Mr. Andy became Chairman of the Board of the Company on January 2, 2008. He has been the Chairman and Chief Executive Officer of Pennatronics Corp., a provider of contract electronic manufacturing services, since 2000. Prior to his association with Pennatronics, Mr. Andy was founder, Chairman and Chief Executive Officer of Polycom Huntsman, Inc. Mr. Andy also serves on the board of trustees of The Washington Hospital. He currently stands for reelection.	1998

Lloyd E. Campbell, 50	Mr. Campbell is a Managing Director of Rothschild, Inc. as well as a member of that firm’s Investment Banking Committee. Prior to joining Rothschild in June 2001, Mr. Campbell was a Managing Director and the Head of the Private Finance Group at Credit Suisse First Boston. Mr. Campbell also serves on the board of directors of The Guardian Life Insurance Company of America. He currently stands for reelection.	2002

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Edward J. Dineen, 53	Mr. Dineen is President, Chemicals for LyondellBasell Industries, a global manufacturer of chemicals and polymers, and a member of its Management Board. Mr. Dineen has held a series of senior executive positions with Lyondell since 1998. Prior to joining Lyondell, he was with Arco Chemicals for over 20 years. His term as director expires at the 2010 annual meeting.	2006

Victoria M. Holt, 50	Ms. Holt is Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc., a global manufacturer of coatings, chemicals and glass products. Prior to joining PPG in January 2003, she was Vice President of Performance Films for Solutia, Inc. Ms. Holt began her career at Solutia’s predecessor, Monsanto Company, where she held various sales, marketing, and global general management positions. Her term as director expires at the 2009 annual meeting.	2005

Walter J. Klein, 61	Mr. Klein is a CPA and from 1992 until April 2002 was Vice President, Finance for Stepan Company, a specialty chemicals company listed on the New York Stock Exchange. He brings more than 20 years of industrial and financial expertise to the Board. His term as director expires at the 2009 annual meeting.	2003

Pamela F. Lenehan, 55	Ms. Lenehan has been President of Ridge Hill Consulting, LLC, a strategy and financial consulting firm, since June 2002. From September 2001 until June 2002, she was self-employed as a private investor. From March 2000 until September 2001, Ms. Lenehan was Vice President and Chief Financial Officer of Convergent Networks, Inc., a manufacturer of switching equipment. She also serves on the boards of directors of Monotype Imaging Inc., a provider of font and imaging software for consumer electronics devices, and The Center for Women & Enterprise, a non-profit organization. Her term as director expires at the 2010 annual meeting.	2004

Myles S. Odaniell, 48	Mr. Odaniell became President and Chief Executive Officer and a director of the Company on January 2, 2008. From June 2003 to February 2006 he was Executive Vice President, Plastics and Petroleum, of Chemtura Corporation (formerly Crompton Corporation); from 2005 to 2006 he was also Chemtura’s Executive Vice President, Performance Chemicals. From 1999 to 2002, Mr. Odaniell was President, Coatings and Performance Chemicals, of Cytec Industries, Inc. (formerly American Cyanamid) and President, Cytec, Latin America. His term as director expires at the 2010 annual meeting.	2008

Jackson W. Robinson, 65	Mr. Robinson was Chairman of the Board of the Company from May 2005 to January 2, 2008. He is also the President and Chief Investment Officer of Winslow Management Company, LLC in Boston, having held that position since 1983. Mr. Robinson is also a director of Jupiter Global Green Investment Trust PLC and Jupiter European Opportunities Trust PLC, and a Trustee of Suffield Academy. He currently stands for reelection.	1993

Craig A. Wolfanger, 49	Mr. Wolfanger has been President and Chief Executive Officer of Raptor Partners LLC, an investment banking firm, and its predecessor Raptor LLC since March 2005. Prior to that, he was an investment banker with Kidder, Peabody & Co. Incorporated, Alex. Brown & Sons Incorporated and Parker/Hunter Incorporated. Mr. Wolfanger also serves on the Board of Trustees of the Fox Chapel County Day School. His term as director expires at the 2009 annual meeting.	2001

MEETINGS
     Pursuant to the NYSE Corporate Governance Standards, the Board holds regularly scheduled executive sessions without management, and at least annually schedules an executive session with only independent directors. Mr. Andy, as Chairman of the Board, presides over these sessions.
     The Board of Directors held seven formal meetings during fiscal 2007. Every director attended at least 75% of the aggregate number of formal meetings of the Board and the committees on which the director served which were held while he or she was a director.
     Because the Company schedules its spring meeting of the Board of Directors in conjunction with the Annual Meeting of Shareholders, the Company’s directors are expected to and normally do attend each Annual Meeting. The 2007 Annual Meeting was attended by all of the directors then serving.
COMMITTEES
     The Board of Directors has three standing committees, Audit, Compensation and Governance. The Board has determined that all members of each of these committees are “independent” under the NYSE Corporate Governance Standards and the Company’s Director Independence Policy.
     Each of these committees has a written Charter setting forth its duties, responsibilities and authority as assigned by the full Board. Each Charter is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com, and a printed copy will be provided to any shareholder on request.
     Audit Committee. The Audit Committee consists of Mr. Campbell, Mr. Klein (Chair) and Mr. Wolfanger. It met nine times during fiscal 2007. The Audit Committee’s principal responsibilities are to appoint the independent registered public accounting firm to audit the Company’s financial statements and perform other services related to the audit, to review the scope and results of the audit with the independent registered public accounting firm, to review with management and the independent registered public accounting firm the Company’s interim and year-end operating results, to oversee the external reporting by the Company, to consider the adequacy of the internal accounting and auditing procedures of the Company, to evaluate the objectivity of the internal auditors and the independence of the independent registered public accounting firm, and to approve and review any non-audit services to be performed by the independent registered public accounting firm. The Board has determined that the Audit Committee’s Chair, Mr. Klein, qualifies as an “audit committee financial expert” under the NYSE Corporate Governance Standards.
     Compensation Committee. The Compensation Committee consists of Mr. Dineen, Ms. Holt and Ms. Lenehan (Chair). During fiscal 2007, Mr. Andy was also a member of the Committee and served as Chair for part of the year. The Committee met 12 times during fiscal 2007. Its principal responsibilities are to establish, and at least annually review, the compensation package for the Chief Executive Officer; to review, make suggestions on, and approve the compensation packages for all other executive officers; to review the financial terms of any other employment arrangement providing for base salary and target bonus of more than $250,000 per year; and to approve the annual awards under our equity compensation programs.
     Governance Committee. The Governance Committee consists of Mr. Campbell (Chair), Mr. Dineen, Ms. Holt, Mr. Wolfanger and, beginning in January 2008, Mr. Robinson. It met two times during fiscal 2007. The Governance Committee’s principal responsibilities are to ensure that the Company is governed in an appropriate manner, to ensure that the membership of the Board continues to have a high degree of quality and independence by performing the functions generally carried on by a nominating committee, to review and make recommendations to the Board as to the appropriate amount and form of compensation for non-employee directors, and to ensure that any future change of control of the Company would occur, if at all, only on terms fair to the Company’s shareholders.
INDEPENDENCE
     The listing standards of the New York Stock Exchange include a set of Corporate Governance Standards applicable to NYSE listed companies. Among other things, the NYSE Corporate Governance Standards require a majority of the Board and all members of the Audit, Compensation and Governance Committees to be “independent” as defined by the NYSE. Pursuant to the NYSE Corporate Governance Standards, the Board

has adopted a set of Corporate Governance Guidelines setting forth certain internal governance policies and rules as well as a Director Independence Policy implementing the NYSE director independence requirements. The Corporate Governance Guidelines and Director Independence Policy are set forth in the Investor Relations/Corporate Governance section of the Company’s website at www.spartech.com, and a printed copy will be provided to any shareholder on request.
     The Board has determined that all of the Company’s directors other than Mr. Odaniell meet all applicable independence standards and therefore qualify as “independent” directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2007, the Compensation Committee of the Board of Directors was composed of Mr. Andy, Mr. Dineen, Ms. Holt and Ms. Lenehan, none of whom was or is an officer of the Company and none of whom had or has any relationship requiring disclosure under the rules of the Securities and Exchange Commission.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
     As a matter of practice, the Company generally does not engage in material transactions with related parties; however, the Director Independence Policy requires directors to disclose to the Governance Committee any relationship or transaction with a “related person” with respect to the Company which may be required to be publicly disclosed under the rules of the Securities and Exchange Commission. The Governance Committee must then review the transaction and approve or disapprove it taking into account all relevant factors including, in the case of a director, the recommendations of the Company’s General Counsel as to whether it could affect the director’s independence. Company policy requires executive officers to make corresponding disclosures. During fiscal 2007 there were no reported transactions with directors, executive officers or other related parties which might have required disclosure under SEC rules or which were otherwise material to the Company.
CODE OF ETHICS
     The Company has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Officers. It has posted the Code of Ethics on its website and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its website. The Company also has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees. Both Codes are posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com, and a printed copy will be provided to any shareholder on request.
COMPENSATION OF DIRECTORS
     The compensation of the Company’s directors is determined by the Governance Committee subject to approval by the entire Board.
     During 2006, the Company paid each non-management director a base annual fee of $40,000, plus $1,200 for each Board and Committee meeting attended. Mr. Robinson received an additional $100,000 annual fee as Chairman of the Board, and the Chairs of the Audit, Compensation and Governance committees received additional fees of $15,000, $10,000 and $10,000 respectively. However, because the types and amount of director’s compensation had remained fixed since 2004, in 2006 the Governance Committee undertook a comprehensive review of the directors’ compensation package, which included benchmarking against levels and types of compensation paid by boards of comparable companies. As a result of its review, the Committee recommended the fees described below, which were approved by the Board in December 2006. It is the intent of the Board that these fees will remain in effect for a three-year period, except for the special compensation arrangement for Mr. Andy described below.
     Since January 1, 2007, the Company has paid each non-management director a base annual fee of $65,000, plus additional base annual fees of $10,000, $7,500 and $7,500 for the members (including the Chairs) of the Audit, Compensation and Governance committees, respectively. The Company also pays the Chairs of the Audit, Compensation and Governance committees additional fees of $10,000, $7,500 and $2,500 respectively. For 2007, the Company paid Mr. Robinson an additional fee of $75,000 as Chairman. Based on the directors’ belief that attendance at meetings is expected as part of Board and Committee service, the

Company does not pay fees for attendance at Board or committee meetings, but it does pay or reimburse the directors’ expenses incurred in attending meetings.
     Each non-management director also receives an annual award of shares of restricted stock having a value of $50,000 ($60,000 for Mr. Robinson as Chairman of the Board) based on the closing market price of the Company’s common stock on the date of grant, or if the grant date is not a trading day, the last previous trading day. Restricted stock is common stock awarded subject to certain restrictions against transfer specified in the award agreement. The annual award for 2007 was granted on December 19, 2007 based on the closing market price of $13.53 per share on that date; each director other than Mr. Robinson received 3,695 shares, and Mr. Robinson received 4,435 shares.
     Mr. Andy’s Compensation. On January 2, 2008 the Board elected Mr. Andy as Chairman of the Board, replacing Mr. Robinson in that position. In lieu of all other cash and non-cash compensation for Mr. Andy for 2008, 2009 and 2010, the Board agreed to grant Mr. Andy a one-time award of 69,882 shares of restricted stock, which had a value of $1,000,000 based on the January 2, 2008 closing market price of the Company’s stock. These shares will vest over three years, one-third on the first trading day in January of 2009, 2010 and 2011, and any unvested shares will be forfeited if Mr. Andy for any reason ceases to serve as Chairman; however, all shares will immediately vest in the event of a “change in control” of the Company, which is defined as described under “Potential Payments upon Termination or Change in Control,” below.
     Director Stock Ownership Policy. The Board has adopted a Director Stock Ownership Policy. This Policy requires each non-management director to acquire and hold, within four years after the director is first elected to the Board (or by December 2010 for current directors), shares of Company common stock having an aggregate public market value of at least three times the director’s annual cash retainer for Board service. Under the current director compensation package, each director would be required to hold and retain at least $195,000 of Company common stock. Each director’s current stock ownership is shown in the table in the section captioned “Security Ownership.”
DIRECTOR COMPENSATION FOR 2007

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name (1)	Cash	Awards (2)	Awards	Compensation	Earnings (3)	Compensation	Total
Ralph B. Andy	$79,802	$49,993	None	None	$2,169	None	$131,964
Lloyd E. Campbell	$86,367	$49,993	None	None	$2,169	None	$138,529
Edward J. Dineen	$79,334	$49,993	None	None	None	None	$129,327
Victoria M. Holt	$78,134	$49,993	None	None	$787	None	$128,914
Walter J. Klein	$86,000	$49,993	None	None	$2,169	None	$138,162
Pamela F. Lenehan	$79,854	$49,993	None	None	$1,442	None	$131,289
Jackson W. Robinson	$142,401	$60,006	None	None	$2,955	None	$205,362
Craig A. Wolfanger	$81,417	$49,993	None	None	$2,169	None	$133,579

(1)	Former director George A. Abd received no compensation as a director other than his compensation as President and Chief Executive Officer of the Company. Mr. Odaniell likewise will receive no compensation for his service as a director other than his compensation as President and Chief Executive Officer of the Company.

(2)	The amounts reported in this column are the amounts to be expensed by the Company for the 2007 annual grant of restricted stock. Because these shares became fully vested during fiscal 2008, the full value of the awards on the grant date will be expensed in fiscal 2008.

(3)	The amounts reported in this column are the grant date values of restricted stock units accrued as dividend equivalents pursuant to awards of restricted stock units originally granted to the directors in 2004 and 2005. Mr. Dineen, who joined the Board in 2006, holds no such units. Each restricted stock unit represents the right to receive one share of common stock one year after the director leaves the Board. The awards provide for additional units to be automatically granted on each dividend payment date; the number of additional units granted equals the total value of the dividends paid on a number of shares of common stock equal to the number of units held, divided by the closing price of the common stock on the dividend payment date. The amounts shown are based on dividend record dates occurring within fiscal 2007. Directors of the Company have no pension or other deferred compensation plan.
DIRECTOR NOMINATIONS
     The Governance Committee of the Board of Directors is responsible under its Charter for identifying and selecting qualified candidates for election to the Board prior to each annual meeting of the shareholders as well as to fill any vacancies on the Board. In addition, shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Chairman of the Board of the Company at the address set out under “Communication With Directors,” below. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by October 31, 2008 for consideration by the Governance Committee for the 2009 Annual Meeting.
     Although the Governance Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Committee believes that a formal policy is not necessary or appropriate because the Company has historically afforded representation on its Board to major, long-term shareholders on a case by case basis. For the past several years, the Company has not received any recommendations by shareholders for nominations to the Board.
     The Director Independence Policy requires that a person elected to the Board must qualify as an independent director if there are two or more non-independent directors already serving on the Board. The Governance Committee does not have any other specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise.
COMMUNICATION WITH DIRECTORS
     The Company has established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by mail at: Spartech Board of Directors, Attention: Ralph B. Andy, Chairman of the Board, c/o Pennatronics, P.O. Box 638, California, PA 15419. All communications made by this means will be received directly by the Chairman of the Board.
     With the unanimous approval of its independent directors, the Company has arranged for a third-party company, The Network, to provide an Ethics Hotline for employees, security holders and other interested parties to communicate concerns involving internal controls, accounting or auditing matters directly to the Audit Committee. The Company’s Ethics Hotline phone number is 800-886-2144 (U.S. and Canada) or 770-582-5285 (International). The Ethics Hotline can also be used to communicate other concerns to the Company’s management. Concerns can be reported anonymously, if the caller chooses.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
     This section describes Spartech’s compensation program for our executive officers. The discussion focuses on the compensation program in effect for the 2007 fiscal year and compensation decisions made with respect to the compensation program. We address why we believe the program is appropriate for our Company and our shareholders, and we discuss the methodology for determining appropriate and competitive levels of compensation.
     Currently, Spartech has eight executive officers. These executives have the broadest job responsibilities and policy-making authority in the Company and are held accountable for the Company’s performance. Details of compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other highest paid executive officers (collectively called the “named executive officers”) can be found in the tables in the section captioned “Compensation of Executive Officers,” below.
What person or group is responsible for determining the compensation levels of executive officers?
     The Compensation Committee of our Board of Directors determines compensation for the CEO. It also reviews, makes suggestions on, and approves the CEO’s recommendations for the compensation of all other executive officers. In making its decisions, the Committee reviews the performance of the Company based on information provided to all Board members, considers the performance of the individual executive officers, and confers with an independent compensation consultant to assess the competitive market for comparable executives.
     The Committee assesses the performance of the Company in part based on specific measures and targets established by the Committee and the Board of Directors. As Board members, they receive regular updates on our business priorities, strategies and results during which they interact with our executive officers. However, compensation decisions are not driven entirely by financial performance assessments. Committee members use their judgment and discretion in making compensation decisions that support our compensation objectives and align with our compensation principles, as discussed in more detail below.
     Management’s recommendations for fiscal 2007 compensation were determined in consultation with Longnecker & Associates, whom the Company retained as its consultant in 2006. In August 2007, the Committee engaged DolmatConnell & Partners as its independent consultant to advise the Committee on compensation matters directly relating to executive cash compensation, long-term incentives (LTI) and severance agreements. In particular, the Committee asked DolmatConnell & Partners to assess the competitive positioning of our compensation programs relative to an appropriate peer group and against published surveys of a large number of cross-industry companies. DolmatConnell & Partners also works for the Compensation Committee on an ongoing basis to review and assess current Spartech compensation relative to competitive compensation practices.
     Our CEO, CFO, Senior Vice President of Human Resources and General Counsel are also involved in our executive compensation process. The CEO is responsible for reviewing the performance of his direct reports with the Committee, recommending base salary increases, bonus targets for the performance-based bonus, equity award levels for the long-term incentive plan, short-term and long-term Company financial and non-financial performance goals that are used throughout the compensation plans, and advising the Committee regarding the compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve continued success of the Company.
     The CFO is responsible for providing input on the financial targets for our Incentive Compensation Plan and for presenting data regarding the impact of the executive compensation programs on our financials.
     The Senior Vice President of Human Resources is responsible for providing internal data regarding current pay programs and equity grant information, as well as for providing the Committee with performance appraisal information.
     The General Counsel is involved in assessing and reviewing employment agreements, structuring long-term incentive plans and SEC disclosure processes and regulations.

What are the Company’s overall management compensation principles?
     The Compensation Committee has established the following principles for compensating Company management:
Pay for performance — Compensation should reflect the performance of the Company over the last fiscal year (the short-term) as well as over a longer period. In the short-term, compensation will reflect the extent to which goals are missed, met, or exceeded, taking into consideration individual ability to influence results. In the long-term, the value delivered under equity-based programs will be driven largely by the performance of our share price and total shareholder return, both intrinsically and in comparison to other companies in our industry;
Support business strategy — Compensation programs should be aligned with business strategies focused on long-term growth and creating value for shareholders;
Pay competitively — Overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at other public corporations of similar size and industry; and
Focus on a total compensation perspective — All components of pay should be considered when making compensation decisions. These components include base salary, annual incentives, long-term incentives, benefits and perquisites.
     Over time, we believe our approach will help us to develop and retain talented managers who are committed to our success and to achieving superior performance.
What are the Company’s executive compensation objectives?
     Consistent with our overall compensation principles, the Committee has established the following executive compensation objectives to help facilitate the Company’s long-term success:
Drive superior performance — Encourage leaders to achieve and exceed our performance targets, both Company-established and relative to peer groups;
Focus on long-term success — Provide a significant portion of executives’ compensation through programs linked to our long-term success, as incentives to help maximize shareholder return; and
Retain key executives — Retain those executives who have demonstrated superior talent and performance and whose continued employment is crucial to our success and growth.
How do we determine executive pay?
     The Committee’s compensation philosophy is to target the 50th percentile in the marketplace, plus or minus approximately 15%. In the judgment of the Committee members, based on data provided by DolmatConnell & Partners, our compensation for the executive officer team was within the range of the 50th percentile and consistent with our philosophy and target.
     For fiscal 2007, we benchmarked all significant elements of total direct compensation –– base salary, bonus, total cash compensation, and all forms of long-term incentives –– to the competitive marketplace, and in particular to a peer group of companies. Our peer group with respect to compensation decisions made for fiscal 2007 consisted of the following eight companies selected by the Committee in consultation with Longnecker & Associates:

A. Schulman, Inc.	AEP Industries, Inc.	AptarGroup, Inc.
Ferro Corp.	Georgia Gulf Corp.	PolyOne Corp.
Tredegar Corp.	Wellman, Inc.
     For fiscal 2008, working with DolmatConnell & Partners, the Committee revised this peer group to provide what it considered to be a more statistically reliable sample of companies for benchmarking purposes. The Committee considered several factors, including:

•	Similar revenue and market capitalization size;

•	Operation in the plastics, or another similar, related industry;

•	Generally overlapping labor market for recruiting top talent; and

•	Status as a publicly-traded, U.S.-based corporation.
The revised peer group is made up of the following 16 companies:

A. Schulman, Inc.	AEP Industries, Inc.	Albermarle Corp.
AptarGroup, Inc.	Bemis Co., Inc.	Ferro Corp.
Georgia Gulf Corp.	Myers Industries, Inc.	PolyOne Corp.
Rock-Tenn Co.	Rockwood Holdings, Inc.	RPM International, Inc.
Sonoco Products Co.	Tredegar Corp.	Trex Co., Inc.
The Valspar Corp.
What are the elements of executive compensation (what), why do we use these elements (why), how are the elements’ values determined (how determined), and if applicable, what are the mechanics of each program (program mechanics)?
Short-Term Compensation Elements
     We believe that it is necessary to provide short-term compensation elements, because short-term incentives provide an immediate benefit paid in cash based on the achievement of immediate results, thereby promoting the achievement of short-term goals.
Base Salary
What: Base salary is annual fixed compensation, and is a standard element of compensation, necessary to attract and retain talent.
Why: Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with the Company.
How Determined: Base salary is set at the Committee’s discretion on an annual basis, primarily based on individual factors, such as position, salary history, individual performance, an individual’s time in that position, and placement within the general salary range for the position. The Committee budgets annual increases in accordance with broader market trends. The Committee also looks at the competitive marketplace and Company performance in setting aggregate salary increases. In fiscal 2007, we also benchmarked the base salary amount for reasonableness against the 50th percentile of Peer Group base salary data for comparable jobs.
Performance-Based Bonus
What: The performance-based bonus is an annual bonus opportunity with actual payouts contingent upon Committee-approved financial performance goals.
Why: A performance-based bonus focuses management on our short-term (one fiscal year) financial results in specific targeted areas determined at the beginning of each year.
How Determined: The percentage of base salary for each executive officer is set at the Committee’s discretion. For fiscal 2008, this amount will also be benchmarked against the 50th percentile of bonus data for comparable jobs and responsibilities at Peer Group companies. Management sets performance targets and payout calculations in advance based on the annual business plan. We pay out 100% of the target bonus if we achieve the target operating results, which are not necessarily the amounts in our annual budget. The Committee also approves a scale for payouts above or below the target based on the perceived difficulty of achieving the targets; we design payouts above 100% to be self-funding from the increased earnings resulting from the higher performance results.

Program Mechanics: The potential payout range for fiscal 2007 was from 0% to 300% of target; the 2007 bonus criteria and results are described in footnote (7) to the Summary Compensation Table under “Compensation of Executive Officers,” below. For fiscal 2008, the payout range is from 0% to 200% of target and up to 30% of the potential payout is to be awarded based on an evaluation of the officer’s leadership and support with respect to the Company’s Oracle implementation.
Long-Term Compensation Elements
     We believe that long-term compensation elements provide appropriate motivational tools to achieve certain, long-term Company goals. We employ a portfolio approach to long-term incentive compensation, including stock-settled stock appreciation rights (SSARs), time-vested restricted stock, and performance shares. Each of these three elements has different motivational objectives: SSARs drive better business performance by having value only when the stock price increases; performance shares motivate the achievement of relative performance goals; and time-vested restricted stock is an effective tool in the retention of top talent.
     Each year, the Committee approves a target dollar amount based on management’s recommendations and by benchmarking to industry/Peer Group data provided by management and by its compensation consultant; this amount is then allocated among the various compensation elements. We have designed our long-term incentive mix to balance SSARs, time-vested restricted stock, and performance shares at roughly 40%, 30%, and 30%, respectively, of each individual’s total targeted long-term incentive compensation, but the actual percentages may vary depending on individual factors.
Stock-Settled Stock Appreciation Rights (SSARs)
What: SSARs are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a base price. Under our plans, the base price may not be less than the closing stock price on the award date. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SSARs are similar to stock options but result in fewer shares outstanding because only a net number of shares are issued.
Why: SSARs motivate long-term increases (up to 10 years) in common stock market price, because if the stock price does not increase, the award has no value.
How Determined: The number of SSARs issued is based on the approved target dollar amount of SSARs to be awarded, divided by the value of one SSAR, which we determined to be the Black-Scholes value of an equivalent stock option on the grant date.
Program Mechanics: For fiscal 2007, the number of SSARs issued to each executive represented approximately 40% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2007 SSAR awards are described under “Compensation of Executive Officers,” below.
Time-Vested Restricted Stock
What: Time-vested restricted stock is Company common stock which cannot be sold or transferred during the vesting period.
Why: Time-vested restricted stock facilitates retention by providing guaranteed in-the-money value, unlike SSARs or options. In addition, time-vested restricted stock provides immediate alignment with shareholders through current stock ownership. The value of current stock ownership may rise or fall and therefore can be more effective and provide a more immediate retention tool than the possibility of long-term future rewards.
How Determined: The number of shares of time-vested restricted stock issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the value of one share of time-vested restricted stock, which we determined to be the closing stock price on the grant date.
Program Mechanics: For fiscal 2007, the number of shares of time-vested restricted stock issued to each executive represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2007 restricted stock awards are described under “Compensation of Executive Officers,” below.

Performance Shares
What: Performance shares are units that are convertible into shares of Company common stock based on stated performance goals set by the Committee for each award.
Why: Performance shares are designed to promote and reward superior medium-term (3-year) Company performance by using factors which cannot be measured reliably over a one-year period.
How Determined: The number of performance shares issued is based on the approved target dollar amount of performance shares to be awarded, divided by the value of one performance share. Because the value of a performance share is not directly related to current stock price, we have the unit value of the performance share awards determined by independent valuation. For fiscal 2007 and fiscal 2008 we engaged Deloitte & Touche to perform this valuation.
Program Mechanics: The performance standard we selected for performance share awards issued in 2007 was our “total return to shareholders” over the three-year period ending in 2009, compared to the total return over the same period to shareholders of a specified “performance group” of 20 other companies. The value of the award can exceed the target value if Company performance over that period exceeds that of other companies in the specified performance group; if Company performance over that period lags that of the companies in the performance group, the award value decreases or can become zero.
For fiscal 2007, the number of performance shares awarded to each executive represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2007 performance share awards, including the method of calculating “total return to shareholders” and the eventual payout amount for these awards, are described in more detail under “Compensation of Executive Officers,” below.
Benefit Plans
     We offer benefit plans to our executive officers as a competitive measure in order to attract and retain top talent.
401(k), Life Insurance, and Medical Benefits
All Company employees, including the executive officers, are eligible to participate in 401(k), life insurance, and medical benefits plans. The terms of these benefits for our executive officers are the same as those for all Company employees.
Deferred Compensation
What: Deferred compensation consists of annual defined contributions into a non-qualified executive retirement plan.
Why: This provides high-level employees with a partial substitute for our lack of a defined benefit retirement plan and contribution limits on 401(k) Plan contributions. We have no defined benefit plan, and we wish to remain competitive in the industry by providing a retention tool and retirement benefit without incurring the significant costs of a supplemental executive retirement plan or a traditional pension plan.
How Determined: The Committee reviews the plan in conjunction with its compensation consultant as a component of the total compensation program. Under the deferred compensation program, we credit 10% of the cash compensation of each participating executive for the preceding calendar year, up to $30,000, to a deferred compensation account for the executive. We do not actually fund any account until it is distributed, and do not guarantee a specific return on any account, but we credit each account with gains or losses equal to the gains or losses which would have been returned on an identical amount invested from among a portfolio of mutual funds. We select the funds in the portfolio, but the executive selects the funds whose return he wishes his account to track. Subject to specified vesting requirements, the value of an executive’s account is paid out upon termination of the executive’s employment.

Program Mechanics: More information about the Deferred Compensation Plan and the named executive officers’ accounts is provided under “Compensation of Executive Officers,” below.
Perquisites
     We offer certain perquisites to our executive officers as a competitive measure in order to attract and retain top talent.
Leased Car / Auto Allowance
What: The auto allowance is an annual allowance provided to executives for the costs associated with maintaining an automobile.
Why: An auto allowance provides an additional perquisite to executives to provide competitive compensation without increasing base salaries. Company vehicles/car allowances are commonly provided to senior executives as well as sales personnel.
How Determined: For leased cars, the compensation amount is based on the value of personal use per IRS rules. For a car allowance, we set the amount to approximate the average total cost of financing, maintaining and operating an automobile reasonably appropriate to the executive’s position.
Program Mechanics: For fiscal 2007, the car allowance was $850/month and the business use of the car was reimbursable at a rate equal to 50% of the standard IRS mileage rate.
Medicare Tax Gross-Up
What: The Medicare tax gross-up is a cash payment that is equal to the 1.45% Medicare Tax on deferred compensation contributions and income from personal use of Company cars.
Why: It preserves the full value of non-cash employee benefits and helps the executive avoid having to make out-of-pocket cash payments for non-cash benefits.
How Determined: The Committee reviews the gross-up in conjunction with its compensation consultant as a component of the total compensation program. The actual gross-up is determined via mathematical formula that calculates the percentage that will be grossed up to the executive based on the tax rate.
Program Mechanics: Because all executives already pay maximum Social Security tax, the 1.45% Medicare tax is the only tax for which we make this payment.
Severance Agreements
What: Severance and change in control agreements are designed to protect executives in certain termination events.
Why: They provide security for executives against sudden or arbitrary termination and help promote retention of high performing individuals. They also assist in recruiting and retaining key employees by providing competitive arrangements.
How Determined: The provisions of each severance agreement are determined by analysis of Peer Group/market trends and practices and are set at competitive levels based on industry practice.
Program Mechanics: In March 2006, we entered into severance and non-competition agreements to provide benefits to eligible executives whose employment is terminated involuntarily under certain circumstances. Our plans or LTI awards may also provide payments or benefits in the event of the termination of employment or a change in control of the Company. The financial terms of these agreements as well as other provisions effective upon severance or a Change in Control are discussed in detail under “Potential Payments upon Termination or Change in Control,” below.
How do our decisions regarding each element affect decisions regarding the other elements?

     The Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Committee considers the retention value of the long-term equity currently held by the executive and the impact that retirement or voluntary termination would have on the executive. Based on this review, the Committee may decide to adjust one or more elements of an executive’s total compensation. The Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Committee, such as individual performance, internal equity, historical pay practices, etc. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential bonus payouts and deferred compensation allocations are based on the executive’s base salary, increases in base salary also increase the amount of potential bonus payouts and deferred compensation contributions for which executives are eligible. Additionally, we employ a portfolio approach to long-term incentive compensation, including SSARs, time-vested restricted stock, and performance shares. Each of the three tools provides different motivational attributes that we believe appropriately motivate and retain top talent.
What were the results of the decisions made with regard to executive compensation for fiscal 2007?
▪	The Committee approved the design of a new Long-Term Equity Incentive Plan for the Company.
▪	A “Performance Peer Group” of twenty companies was developed to provide a broader set of companies to benchmark stock price performance (total shareholder return).

▪	The Compensation Committee has determined a targeted mix of LTI vehicles of roughly 30% time-vested restricted stock, 40% stock-settled stock appreciation rights, and 30% performance shares, which is consistent with industry and current trends.
▪	The Committee approved executive base salary increases from fiscal 2006 to 2007 which were deemed to be competitive and consistent with the performance of the executive team and general market conditions.

▪	The Committee approved target bonus levels for fiscal 2007 that were at the same percentage levels of salary as target bonuses for fiscal 2006. The performance targets that determine the bonus payout were determined to be reasonable and related to our historical performance.
What decisions did the Committee make with regard to CEO Compensation in fiscal 2007?
▪	When Mr. Abd was promoted to CEO in 2005, his salary was well below the average for CEOs at companies of the Company’s size. Given that the Company and Mr. Abd had strong performance in 2006, the Committee believed it was the appropriate time to provide Mr. Abd with a competitive salary for his CEO responsibilities. The Committee determined that a 25% increase, to $750,000, was appropriate and placed him at approximately the market median for comparable companies.

▪	Mr. Abd’s target bonus level was 80% of his base salary, with 80% of the target bonus amount subject to firm financial achievement and 20% of the target bonus opportunity subject to the successful completion of our conversion to the Oracle 11i enterprise management computer system based on the timetable provided to the Board by management. However, the Committee subsequently determined that a bonus related to the Oracle implementation process would not be paid for 2007.

▪	Mr. Abd’s total LTI target award was set at three times his 2006 salary of $600,000, or $1.8 million. This level was generally lower than that found at companies of similar size. However, the Committee believed that it provided sufficient opportunity for Mr. Abd and would align his interests with those of the shareholders.

▪	Mr. Abd resigned on July 16, 2007. More information concerning his separation agreement can be found under “Potential Payments Upon Termination or Change in Control,” below.

     Compensation of Interim CEO
     Upon the Board’s election of Randy C. Martin as our interim Chief Executive Officer, the Committee deemed it advisable to review Mr. Martin’s compensation. DolmatConnell & Partners quantified and described current market practices relating to interim CEO compensation and recommended compensation levels for Mr. Martin. Based on these recommendations and other relevant factors, such as Committee discretion and Mr. Martin’s relevant effort, the Committee decided that while Mr. Martin was serving as Chief Executive Officer, he should receive the same base salary and bonus opportunity (pro-rated over his time in office) as Mr. Abd had been receiving, and therefore approved a temporary increase in base salary to $750,000 and an increase in his fiscal 2007 target bonus opportunity to 80% of his base salary, of which up to 16% was based on a successful Oracle implementation. However, the Committee subsequently determined that a bonus related to the Oracle implementation process would not be paid for 2007.
What decisions has the Committee made with regard to executive compensation for fiscal 2008?
▪	After a thorough search, consisting of conversations with (and proposals from) seven compensation consulting firms, the Committee selected DolmatConnell & Partners as the Committee’s independent consultant on executive compensation matters for fiscal 2008.

▪	DolmatConnell & Partners made recommendations to the Committee and the Committee ultimately approved a 16-company peer group of plastics or chemical industry companies of generally similar size compared to Spartech, to be used for both benchmarking and performance purposes. Compensation analyses will use this new 16-company peer group going forward, and the performance group used for fiscal 2008 performance share awards will be the same as the 16-company compensation peer group. The composition of this peer group will be reviewed annually.

▪	The Committee approved executive base salary increases for fiscal 2008 which were deemed to be competitive and consistent with the performance of the executive team and general market conditions.

▪	The Committee approved target bonus levels for fiscal 2008 that were at the same percentage levels of salary as target bonuses for fiscal 2007. It determined that the performance targets for the 2008 bonus were reasonable and related to our historical performance, including comparisons with our peer group and other related companies.

▪	The Committee decided to use a basic mix of LTI vehicles similar to that in 2007, but with a greater weighting of time-vested restricted stock as an additional retention incentive in view of our leadership transition.

▪	In the interest of aligning our pay-for-performance metrics with our competitors, for 2008 we reduced the maximum potential bonus payout from 300% to 200% of target.

▪	In the interest of aligning the interests of executive officers with the interests of shareholders, the Board of Directors implemented executive stock ownership guidelines. We had previously implemented guidelines for directors and believed it was necessary to align executive interests with shareholders as well. The following section has more information about the guidelines.

▪	On January 2, 2008, the Board elected Myles S. Odaniell to the position of President and Chief Executive Officer, and also elected him a director of the Company. The Company entered into an offer letter agreement and a severance and non-competition agreement with Mr. Odaniell, both effective upon commencement of his employment. Based on recommendations from DolmatConnell & Partners as to CEO compensation in our peer group, the Compensation Committee approved an annual base salary of $650,000 for Mr. Odaniell and a target bonus for 2008 equal to 80% of his base salary. Consistent with the terms of the bonuses for our other executive officers, the actual bonus payout will be determined based on the achievement of the specified 2008 performance metrics and may range from 0% to 200% of the target; however, up to 30% of the potential payout amount will be awarded based on the Board’s evaluation of Mr. Odaniell’s leadership and support with respect to the Company’s Oracle implementation. In addition, as hiring and retention incentives and to encourage Mr. Odaniell’s long-term investment in the Company, the Committee granted Mr. Odaniell long-term equity awards with a total target value of $1,500,000, consisting of $500,000 in SSARs (priced at the Black-

Scholes value on the grant date), $625,000 in time-vested restricted stock (priced at the NYSE closing price of the common stock on the grant date), and $375,000 in performance shares (priced at the independently appraised value on the grant date), all on the same vesting schedule and other terms provided in our standard 2007 award forms. Mr. Odaniell’s severance agreement provides that in the event of his termination without cause he would be entitled to 24 months of salary continuation and payment of two times his average annual bonus awarded for the three fiscal years ended prior to termination; however, if the termination were to occur within 24 months of a change in control, Mr. Odaniell would receive an additional six months of salary continuation and an additional one-half times his average annual bonus. The other terms of his severance agreement are generally consistent with the severance agreements previously entered into by our other named executive officers, as described under “Potential Payments Upon Termination Or Change In Control,” below, except for the elimination of the tax gross-up provision.
Does the Company have stock ownership guidelines for executive officers and directors?
     We have adopted stock ownership guidelines for both our executive officers and our directors. We believe it is important to align the interests of executive officers and directors with the interests of shareholders. The stock ownership guidelines for executive officers apply to all executive officers and all vice presidents of our principal operating divisions. To be in compliance with the guidelines, a covered officer must acquire and maintain ownership of Company common stock having an aggregate value at least equal to the specified multiple of the officer’s base salary:

Chief Executive Officer	3.0 x base salary
Executive Vice Presidents	2.0 x base salary
Other Vice Presidents	1.0 x base salary
During any period of time that a covered officer’s ownership is below the applicable guideline, the officer must retain ownership of at least 50% of any net shares of Company common stock acquired by the officer pursuant to the vesting, payout or exercise of any stock-based compensatory award granted after the approval of the guidelines. For this purpose, “net” means after subtracting any shares sold or surrendered to pay taxes or to pay any required exercise price. Shares owned by the officer or members of the officer’s immediate family and shares held for the benefit of the officer under an employee benefit or retirement plan are counted towards attaining the required investment level. Stock options and SSARs do not count in calculating ownership levels, and performance shares or other performance-based awards also do not count unless all performance periods have closed and all performance conditions have been satisfied. Upon specific application, the Compensation Committee or its Chair may grant exceptions to the guidelines in cases of serious hardship or upon a satisfactory showing that the applicant has met the guidelines through acquisitions of common stock since the last valuation date.
     The stock ownership guidelines for our directors require them to hold a number of common shares for the tenure of their service. Directors must hold a number of shares with a minimum aggregate market value equal to three times the director’s annual cash retainer for Board service. Directors must reach and hold the ownership guidelines within four years after being elected to the Board. These guidelines are generally consistent with practices in our peer group and the broader market, and we believe they have traditionally worked well to align director and shareholder interests.
What are the tax and accounting considerations that factor into decisions regarding executive compensation?
     We consider tax and accounting implications in determining all elements of our compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its named executive officers (other than qualified performance-based compensation) exceeding $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible. For example, our annual bonus program is intended to satisfy the requirements of Section 162(m). However, the Committee also exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interests of the Company to do so. The Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions. The Committee believes that in some instances it is in the best interests of stockholders to grant stock awards without performance-based conditions, such as time-vested restricted stock, in order to recruit and retain key executives.

     When establishing executive compensation, the Compensation Committee considers its impact for financial reporting purposes. In particular, the Committee considers the impact on current and future periods of all equity compensation that it approves.
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee reviewed and discussed with management the above section captioned “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2007 Annual Report on Form 10-K.

Pamela F. Lenehan (Chair)	Edward J. Dineen	Victoria M. Holt
COMPENSATION OF EXECUTIVE OFFICERS
     The following tables and discussion provide information about the fiscal 2007 compensation of the Company’s Chief Executive Officer, its Chief Financial Officer and its next three most highly compensated executive officers, as well as George A. Abd, the Company’s former President and Chief Executive Officer, who resigned during fiscal 2007.
SUMMARY COMPENSATION TABLE FOR 2007

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
							Incentive	Deferred	All Other
Name and Principal					Stock	Option	Plan	Compensation	Compensation
Position (1)	Year	Salary (2)		Bonus (4)	Awards (5)	Awards (6)	Compensation (7)	Earnings (8)	(9)	Total
Randy C. Martin Executive Vice President – Corporate Development and Chief Financial Officer and Interim President and Chief Executive Officer	2007	$486,346		$280	$64,061	$220,525	$26,076	None	$47,927	$819,139

Steven J. Ploeger Executive Vice President –Sheet and Engineered Products	2007	$333,962		$280	$61,025	$181,369	$17,467	None	$51,706	$628,342

Jeffrey D. Fisher Senior Vice President and General Counsel	2007	$278,558		$280	$32,030	$109,651	$10,007	None	$47,942	$468,461

Michael G. Marcely Vice President and Corporate Controller	2007	$257,269		$4,280	$23,143	$64,455	$10,803	None	$43,901	$393,048

George A. Abd Former President and Chief Executive Officer	2007	$2,848,870	(3)	$0	$0	$96,225	$30,932	None	$58,810	$3,003,905

Notes to Summary Compensation Table:

(1)	Effective July 16, 2007, George A. Abd resigned as President and Chief Executive Officer, and Randy C. Martin was named by the Board as President and Chief Executive Officer on an interim basis pending a search for a new Chief Executive Officer. On January 2, 2008, when Myles S. Odaniell became the Company’s President and Chief Executive Officer, Mr. Martin resumed his prior position and duties.

(2)	In December 2006, the Compensation Committee approved the following increases in the named executive officers’ annual base salaries: Mr. Abd, from $600,000 to $750,000; Mr. Martin, from $330,000 to $345,000; Mr. Ploeger, from $310,000 to $320,000; Mr. Fisher, from $265,000 to $275,000; and Mr. Marcely, from $190,000 to $206,000. Mr. Abd’s increase was effective October 29, 2006, the beginning of the Company’s 2007 fiscal year; the increases for the other named executive officers were effective January 1, 2007. On July 16, 2007, the Committee approved a further temporary increase in Mr. Martin’s base salary from $345,000 to $750,000, to reflect his additional status as interim Chief Executive Officer, and a further temporary increase in Mr. Marcely’s base salary from $206,000 to $345,000, to reflect his interim assumption of some of Mr. Martin’s duties as Chief Financial Officer; these temporary increases remained in effect until January 2, 2008, when Myles S. Odaniell became the Company’s President and Chief Executive Officer. In December 2007 the Committee approved increases in the named executive officers’ base salaries for 2008, to $356,000 for Mr. Martin and Mr. Ploeger, $284,000 for Mr. Fisher, and $220,000 for Mr. Marcely.

(3)	The amount shown in this column for Mr. Abd includes $2,223,870 paid or to be paid to Mr. Abd pursuant to his Severance and Noncompetition Agreement entered into on July 16, 2007. The Company was required to treat the entire amount as an expense for fiscal 2007.

(4)	The amount shown in this column for Mr. Marcely includes a $4,000 discretionary bonus awarded to him for his efforts in leading business process improvements during 2007. The other amounts shown in this column represent the value of holiday gift cards given to all Corporate Office employees other than Mr. Abd. Formula bonuses for 2007 paid under the Company’s Executive Bonus Plan are reflected in the column captioned “Non-Equity Incentive Plan Compensation.”

(5)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended November 3, 2007, in accordance with FAS 123(R), for restricted stock and performance share awards granted in fiscal 2007. Assumptions used in the calculation of these amounts are included in Note 7, Stock-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007. The amounts shown for Mr. Abd exclude the equity awards issued to him in fiscal 2007, which were forfeited prior to vesting and therefore not treated by the Company as compensation expense for the year.

(6)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended November 3, 2007, in accordance with FAS 123(R), for stock option and stock-settled stock appreciation right awards granted in fiscal 2007, 2006, 2005 and 2004. The amounts shown for Mr. Abd include expense only to December 2006, which was the last month in which any of Mr. Abd’s awards vested prior to his resignation. Assumptions used in the calculation of these amounts for fiscal 2007, 2006 and 2005 are included in Note 7, Stock-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007. Assumptions used in the calculation of these amounts for fiscal 2004 are included in footnote 7, Stock-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2006, filed with the Securities and Exchange Commission on December 21, 2006.

(7)	The amounts shown in this column reflect cash awards payable to named executive officers under the Company’s Executive Bonus Plan, based on the Company’s achievement of specified performance goals set annually by the Compensation Committee. Under the Executive Bonus Plan, for each fiscal year the Committee establishes in advance:

(i)	A target award for each officer, based on a specified percentage of the officer’s base salary; the target percentages for 2007 were 64% for Mr. Abd, 60% for Mr. Martin and Mr. Ploeger, and 40% for the other named executive officers.

(ii)	One or more quantitative Company-wide performance measures, and the weighting of each; for 2007, the measures were operating earnings (60% weighting), conversion costs per pound (20% weighting), and net working capital as a percentage of sales (20% weighting). For purposes of the 2007 measures, “conversion cost per pound” was defined as total cost to convert raw materials into finished goods divided by net pounds of finished goods sold; and “net working capital as a percentage of sales” was defined as total net receivables plus inventory plus prepaid and other current assets less accounts payable, divided by net sales, expressed as a percentage.

(iii)	A target amount for each performance measure, at which the bonus payout is 100%, and a sliding scale above and below the target providing for greater or lesser payouts, with a maximum of 300% of the target and a minimum of zero, depending on the extent to which Company performance exceeds or falls short of the target; for 2007, the threshold, target and maximum payout levels were set to correspond with operating earnings of $90,000,000, $103,854,000 and $122,371,000 respectively; average conversion cost per pound of $0.235, $0.225 and $0.217, respectively; and average net working capital as a percentage of sales of 11.0%, 9.0% and 7.4%, respectively. In each case, achievement of the target amount required an improvement in the prior year’s results.

Based on the Company’s below-target fiscal 2007 performance against these measures, comprised of operating earnings of $75,285,000, conversion costs per pound of $0.233, and Net Working Capital as a percentage of sales of 10.4%, the Executive Bonus Plan payout for 2007 was only 9.1% of the bonus targets.

(8)	The Company does not have a pension plan. Earnings credited to participants’ accounts under the Company’s Deferred Compensation Plan are not guaranteed but are based on actual market results, as explained in connection with the table captioned “Nonqualified Deferred Compensation,” below.

(9)	The amounts shown in this column consist of the following:

	Company
	Contributions
	to		Dividends
	Nonqualified	Matching	on		Life
	Deferred	Contributions	Unvested	Tax	Insurance	Perquisites	Total
	Compensation	to 401(k) Plan	Restricted	Gross-	Premiums	and Personal	All Other
Name	Plan (a)	(b)	Stock (c)	Ups (d)	(e)	Benefits (f)	Compensation
Randy C. Martin	$30,000	$7,750	$2,678	$307	—	$7,192	$47,927
Steven J. Ploeger	$30,000	$8,260	$2,570	$332	—	$10,544	$51,706
Jeffrey D. Fisher	$30,000	$7,750	$1,339	$356	—	$8,497	$47,942
Michael G. Marcely	$27,289	$7,389	$1,037	$322	—	$7,864	$43,901
George A. Abd	$30,000	$7,750	$8,294	$193	$4,145	$8,428	$58,810

(a)	The Company established the Spartech Corporation Nonqualified Deferred Compensation Plan for the benefit of selected senior managers of the Company, in order to provide high-level employees with a partial substitute for the Company’s lack of a defined benefit retirement plan and the low limits on permitted 401(k) Plan contributions. Each year, the Company credits to each participant’s account an amount equal to 10% of the participant’s salary with a maximum contribution of $30,000. Further information about the Plan is provided in the table captioned “Nonqualified Deferred Compensation for 2007,” below, and related notes.

(b)	For all employees participating in the Spartech Corporation 401(k) Savings and Investment Plan, the Company contributes an amount equal to 50% of employees’ contributions, up to a maximum of 3% of eligible compensation.

(c)	Dividends on unvested restricted stock are treated as ordinary income and reported on the named executive officer’s W-2, and the named executive officer is responsible for paying all applicable taxes on this amount. The amount of unvested restricted stock held by each named executive officer is disclosed below in the table captioned “Outstanding Equity Awards at November 3, 2007.” The amount reported is based on record dates occurring during fiscal 2007.

(d)	For non-cash elements of compensation which are subject to the 1.45% Medicare tax, including Company contributions to deferred compensation accounts and Mr. Abd’s life insurance, the Company pays this tax on behalf of the employee, and the amount of compensation is grossed up each calendar year for the taxes paid.

(e)	Mr. Abd and other senior managers at the Company’s subsidiary Spartech Polycom were provided with supplemental life insurance policies under a Polycom insurance benefit plan. The Company also provides group term life insurance to all employees participating in the Company’s group health benefit plan, with a benefit amount equal to two times the employee’s base salary up to a maximum benefit of $500,000.

(f)	The amounts in this column consist of the value of either an automobile allowance or the use of a Company-leased automobile which are provided to the named executive officers along with other executives, senior managers and sales persons. The amount of the automobile allowance is included as compensation on the W-2 of the named executive officer who receives this benefit, and the named executive officer is responsible for paying all applicable taxes on this amount. The value attributable to the personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of the named executive officer who receives this benefit, and the named executive officer is responsible for paying income taxes on this amount; however the Medicare taxes on this amount are paid by the Company and grossed up as explained in note (d).
GRANTS OF PLAN-BASED AWARDS FOR 2007

									All Other
									Stock		Exercise	Grant
									Awards:	All Other	or Base	Date Fair
									Number	Option	Price of	Value of
									of	Awards:	Option	Stock
		Date of							Shares	Number of	Awards	and
		Compensation	Estimated Future Payouts			Estimated Future Payouts			of Stock	Securities	(per	Option
	Grant	Committee	Under Non-Equity Incentive			Under Equity Incentive			or Units	Underlying	share)	Awards
Name	Date	Action (1)	Plan Awards (2)			Plan Awards (shares) (3)			(4)	Options (5)	(5)	(4)(5)(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Randy C. Martin	12/15/06	12/15/06	$0	$207,000	$621,000
	3/1/07	12/15/06				1,900	3,800	7,600				$125,020
	12/15/06	12/15/06							4,960			$130,994
	12/15/06	12/15/06								17,700	$26.41	$170,274
Steven J. Ploeger	12/15/06	12/15/06	$0	$192,000	$576,000
	3/1/07	12/15/06				1,800	3,600	7,200				$118,440
	12/15/06	12/15/06							4,760			$125,712
	12/15/06	12/15/06								17,200	$26.41	$165,464
Jeffrey D. Fisher	12/15/06	12/15/06	$0	$110,000	$330,000
	3/1/07	12/15/06				950	1,900	3,800				$62,510
	12/15/06	12/15/06							2,480			$65,497
	12/15/06	12/15/06								8,400	$26.41	$80,808
Michael G. Marcely	12/15/06	12/15/06	$0	$82,400	$247,200
	3/1/07	12/15/06				650	1,300	2,600				$42,770
	12/15/06	12/15/06							1,920			$50,707
	12/15/06	12/15/06								5,800	$26.41	$55,796
George A. Abd (7)	12/15/06	12/15/06	$0	$480,000	$1,440,000
	3/1/07	12/15/06				8,250	16,500	33,000				$542,850
	12/15/06	12/15/06							20,480			$540,877
	12/15/06	12/15/06								74,900	$26.41	$720,538

Notes to Grants of Plan-Based Awards Table:

(1)	The Company’s policy is generally to grant all equity awards effective on the date the Compensation Committee takes action to grant the awards. However, in the case of the 2007 Performance Share awards, the unit value of the Performance Shares was determined by an independent appraisal conducted for the Company by Deloitte & Touche as of the approval date of December 15, 2006. Because the appraisal could not be completed until after the approval date, on December 15, 2006 the Committee approved all of the terms, performance criteria for the awards and the aggregate value per recipient, but provided for the awards to be issued as of the first day of the month following receipt of the appraisal, when the actual number of Performance Shares could be determined for each recipient. This date was March 1, 2007. The delay in the issue date did not affect the unit value of the awards, because the performance period and criteria were fixed, and the value was determined, as of the December 15, 2006 approval/appraisal date. These awards are described in more detail in footnote (3), below.

(2)	The amounts shown in this column are the ranges of cash awards payable to named executive officers for 2007 under the Company’s Executive Bonus Plan, based on the Company’s achievement of the specific performance goals set by the Compensation Committee in December 2006. Because these goals were measured with respect to the 2007 fiscal year, the actual payout was determined as of the end of fiscal 2007 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2007,” above. The criteria and method for determining the threshold, target and maximum amounts for 2007 are described in footnote (7) to that Table.

(3)	The amounts shown in this column are the threshold, target and maximum numbers of shares issuable to the named executive officers upon payout of the Performance Shares issued under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. Performance shares are units convertible into shares of Company common stock at a specified conversion ratio, subject to the Company’s achievement of specified performance goals during a three-year performance period consisting of the Company’s 2007, 2008 and 2009 fiscal years. The recipient must be employed by the Company during the entire performance period to receive the full value of the award. The conversion ratio is variable, and will increase or decrease to the extent the Company’s performance exceeds or falls short of the designated goals. For the performance share awards approved in December 2006, the performance goals are based on the Company’s total shareholder return over a specified performance period corresponding to Spartech’s 2007, 2008 and 2009 fiscal years, compared to the total shareholder return over the same period for each of the companies in a performance group consisting of the following 20 public companies in the plastics or related industries:

A. Schulman, Inc.	Albemarle Corporation	AEP Industries
Atlantis Plastics, Inc.	Bemis Company, Inc.	Cytec Industries, Inc.
Ferro Corporation	Georgia Gulf Corporation	ICO, Inc.
Intertape Polymer Group, Inc.	Myers Industries, Inc.	PolyOne Corp.
RPM International Inc.	Rock-Tenn Co.	Rockwood Holdings, Inc.
Sonoco Products Co.	Tredegar Corporation	Trex Company, Inc.
The Valspar Corp.	Wellman, Inc.

The award agreements define total shareholder return for a company (whether Spartech or a performance group company) as (a) the sum of (i) cash dividends paid by the company over the performance period, plus (ii) the company’s average stock price over each trading day in Spartech’s 2009 fiscal year, minus (iii) the company’s average stock price over each trading day in Spartech’s 2006 fiscal year, divided by (b) the company’s average stock price over each trading day in Spartech’s 2006 fiscal year. The payout ratios range from a threshold of 0.5 shares per unit if the Company’s total shareholder return exceeds that of at least 30% of the companies in the performance group to a maximum of 2.0 shares per unit if the Company’s total shareholder return exceeds that of 100% of the companies in the performance group. The target payout of 1.0 share per unit requires the Company’s total shareholder return to exceed that of at least 50% of the companies in the performance group. If the Company’s total shareholder return does not exceed that of at least 30% of the companies in the performance group, the payout is zero. In December 2006, the Committee approved performance share awards for LTI Program participants with target values of approximately 30% of the participant’s total target compensation under the LTI Program. The Company engaged Deloitte & Touche as its independent valuation consultants to determine the unit value of the performance share awards (which will be the Company’s expense for financial accounting purposes); the number of performance shares granted to each participant was based on the target dollar value divided by the appraised unit value. The Performance Share awards also provide for the number of Performance Shares to be increased to reflect the value of dividends paid during the performance period; however, because these additional amounts cannot be determined in advance they are not reflected in the table.

(4)	The amounts shown in these columns are the numbers and grant date values of shares of restricted stock issued to the named executive officers under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. This restricted stock consists of Company common stock issued subject to conditions which prohibit sale or transfer of the stock during a prescribed vesting period, during which time the holder has the right to vote and receive dividends on the shares. The restricted stock awards vest at the rate of 25% per year from the date of grant. With certain exceptions, unvested shares are forfeited if the holder leaves the Company. In December 2006, the Committee awarded approximately 40% of the total dollar value of each participant’s target compensation under the LTI Program in the form of restricted stock. For purposes of the awards, the unit value of the restricted stock was the market price of the stock on the award date (which is equal to the Company’s expense for financial accounting purposes); the number of shares granted to each participant was based on the total award value divided by the unit value.

(5)	The amounts shown in these columns are the numbers and grant date values of stock-settled stock appreciation rights issued to the named executive officers under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. An SSAR is economically equivalent to a stock option for the same number of shares, but it requires no cash to exercise and results in fewer shares issued by the Company. It gives the holder the right, upon exercise of the SSAR, to receive the net appreciation in value of a specified number of shares of Company common stock over a base price, which must be at least equal to the fair market value of the underlying shares on the grant date. Upon exercise the value of the award is payable to the holder in shares of Company common stock. Like a stock option, if the stock price does not appreciate during the award term, the award has no value. The SSARs become exercisable at the rate of 25% per year from the date of grant, and once exercisable, they may be exercised at the holder’s discretion for the remainder of their term, which is normally ten years; however, with certain exceptions they terminate if the holder leaves the Company. In December 2006, the Committee awarded approximately 30% of the total dollar value of each participant’s target compensation under the LTI Program in the form of SSARs. For purposes of the awards, the unit value of the SSARs was calculated under the Black-Scholes method (which is the same method used by management to calculate the Company’s expense for financial accounting purposes); the number of SSARs granted to each participant was based on the total award value divided by the unit value.

(6)	For purposes of this column, the grant date values of the Performance Share awards are based on the target payout of 1.0 share per unit.

(7)	Mr. Abd’s 2007 equity awards terminated on October 12, 2007, 90 days after his resignation as President and Chief Executive Officer. None of these awards had vested by the termination date. Mr. Abd’s resignation also terminated his right to any non-equity award for 2007.

OUTSTANDING EQUITY AWARDS AT NOVEMBER 3, 2007

		Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
										Number	Market or
								Number	Market	of	Payout
				Equity				of	Value of	Unearned	Value of
				Incentive				Shares	Shares	Shares,	Unearned
		Number of	Number of	Plan Awards:				or Units	or Units	Units or	Shares,
		Securities	Securities	Number of				of Stock	of Stock	Other	Units or
		Underlying	Underlying	Securities				That	That	Rights	Other
		Unexercised	Unexercised	Underlying			Unrealized	Have	Have	That	Rights
		Options –	Options –	Unexercised	Option	Option	Value of	Not	Not	Have Not	That Have
Name,		Exercisable	Unexercisable	Unearned	Exercise	Expiration	Exercisable	Vested	Vested	Vested	Not
Type of Award	Grant Date	(1)	(1)	Options	Price	Date	Options (2)	(3)	(3)	(4)	Vested (4)
Randy C. Martin				None
Stock Option	11/1/1998	2,500	0		$18.00	10/31/2008	—
Stock Option	11/1/1999	6,750	0		$28.63	10/31/2009	—
Stock Option	12/6/2000	22,500	0		$11.19	12/5/2010	$98,100
Stock Option	12/6/2001	25,000	0		$21.10	12/5/2011	—
Stock Option	12/12/2002	30,000	0		$18.08	12/11/2012	—
Stock Option	12/11/2003	22,500	7,500		$21.90	12/10/2013	—
Stock Option	12/10/2004	18,000	18,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	7,500	22,500		$21.19	12/18/2015	—
SSAR	12/15/2006	0	17,700		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							4,960	$77,128
Performance Shares	3/1/2007									3,800	$59,090
Steven J. Ploeger				None
Stock Option	11/1/1998	1,500	0		$18.00	10/31/2008	—
Stock Option	11/1/1999	3,250	0		$28.63	10/31/2009	—
Stock Option	12/ 6/2000	10,500	0		$11.19	12/5/2010	$45,780
Stock Option	12/6/2001	7,100	0		$21.10	12/5/2011	—
Stock Option	12/12/2002	7,500	0		$18.08	12/11/2012	—
Stock Option	12/11/2003	6,750	2,250		$21.90	12/10/2013	—
Stock Option	12/10/2004	18,000	18,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	7,500	22,500		$21.19	12/18/2015	—
SSAR	12/15/2006	0	17,200		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							4,760	$74,018
Performance Shares	3/1/2007									3,600	$55,980
Jeffrey D. Fisher				None
Stock Option	7/1/1999	7,000	0		$28.94	6/30/2009	—
Stock Option	12/6/2000	6,873	0		$11.19	12/5/2010	$29,966
Stock Option	12/6/2001	15,000	0		$21.10	12/5/2011	—
Stock Option	12/12/2002	5,000	0		$18.08	12/11/2012	—
Stock Option	12/11/2003	11,250	3,750		$21.90	12/10/2013	—
Stock Option	12/10/2004	9,000	9,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	3,750	11,250		$21.19	12/18/2015	—
SSAR	12/15/2006	0	8,400		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							2,480	$38,564
Performance Shares	3/1/2007									1,900	$29,545
Michael G. Marcely				None
Stock Option	12/11/2003	3,750	1,250		$21.90	12/10/2013	—
Stock Option	12/10/2004	5,000	5,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	3,125	9,375		$21.19	12/18/2015	—
SSAR	12/15/2006	0	5,800		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							1,920	$29,856
Performance Shares	3/1/2007									1,300	$20,215
George A. Abd	(5)			None				None (5)	—	None (5)	—
Stock Option	3/31/1998	25,000	0		$21.94	3/30/2008	—
Stock Option	11/1/1999	5,750	0		$28.63	10/31/2009	—

Notes to Outstanding Equity Awards Table:

(1)	These columns consist of options and SSARs. All options and SSARs granted to Company employees vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the grantee or a change in control of the Company, as defined in the award agreement.

(2)	The unrealized value of exercisable options and SSARs is based on the difference between the exercise price and the Company’s closing stock price of $15.55 on November 2, 2007, the last trading day in the Company’s 2007 fiscal year, multiplied by the number of options and SSARs exercisable at that date.

(3)	The shares reported in these columns consist of the unvested portion of restricted stock awards. All awards of restricted stock to Company employees vest 25% on the first trading day in January after each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the grantee or a change in control of the Company, as defined in the award agreement. The dollar value shown is based on the Company’s closing stock price of $15.55 on November 2, 2007, the last trading day in the Company’s 2007 fiscal year.

(4)	The awards reported in these columns consist of performance share awards whose performance period is the Company’s 2006-2009 fiscal years. The dollar value shown is based on the Company’s November 2, 2007 closing stock price of $15.55. Although the actual number of shares issuable on payout of the award cannot yet be determined, if the performance period had ended at the end of fiscal 2007 the performance criteria to that point would have resulted in a payout of 82.5% of the targeted number of shares; therefore, pursuant to Securities and Exchange Commission rules, the number of shares shown for each named executive officer is based on the next higher measure which exceeds the 2007 performance, which is the target of 100%. For more information about the performance criteria please refer to note 3 to the “Grants of Plan-Based Awards for 2007” table above, and to the Compensation Discussion & Analysis section.

(5)	Mr. Abd’s restricted stock awards and performance share awards, as well as his unexercised post-1999 options, terminated on October 12, 2007, 90 days after his resignation as President and Chief Executive Officer. None of these awards had vested by the termination date.

OPTION EXERCISES AND STOCK VESTED FOR 2007

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise	Exercise	Acquired on Vesting	Vesting
Randy C. Martin	6,000	$15,390	None	None

Steven J. Ploeger	12,000	$159,872	None	None

Jeffrey D. Fisher	12,550	$155,960	None	None

Michael G. Marcely	None	None	None	None

George A. Abd	81,187	$132,132	None	None
NONQUALIFIED DEFERRED COMPENSATION FOR 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	in Last FY	Last FY (1)	FY (2)	Distributions	FYE (3)
Randy C. Martin	None	$30,000	$40,345	None	$237,587

Steven J. Ploeger	None	$30,000	$36,563	None	$226,860

Jeffrey D. Fisher	None	$30,000	$25,519	None	$163,005

Michael G. Marcely	None	$27,289	$6,521	None	$70,078

George A. Abd	None	$30,000	$31,255	None (4)	$141,225

Notes to Nonqualified Deferred Compensation Table:

(1)	The Company credits amounts to participants’ accounts equivalent to cash contributions, as described below. These amounts are also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table because the earnings are credited at a market rate of return, as described below.

(3)	The balance shown includes both vested and non-vested amounts.

(4)	The balance of Mr. Abd’s account will be distributed to him in April 2008.
     The Company maintains a nonqualified Deferred Compensation Plan for the named executive officers and approximately 15 other officers and senior managers. Either the Board or the Chief Executive Officer may approve an employee’s participation in the Plan. Under this Plan, each year the Company credits to each participant’s account under the Plan an amount equal to 10% of the participant’s cash compensation for the preceding calendar year (excluding certain non-recurring items such as stock option gains and moving expenses), with a maximum annual credit of $30,000 for any participant.
     The Company also increases or decreases each participant’s account balance by an amount equal to the gains or losses, respectively, on a hypothetical portfolio of investment funds equal in value to the participant’s account. The investment funds, and the percentage of the participant’s account invested in each fund, are chosen by the participant from among a list of possible investment funds selected by the Company. The Company does not guarantee participants a return on their account balances. The following table lists the funds currently offered by the Plan to determine accruals to the participants’ accounts, together with the annual rates of return on those funds (assuming reinvestment of all income and gains) for the period corresponding to the Company’s 2007 fiscal year.

2007
Annual
Rate of
Fund	Return
AIM V.I. International Growth Fund – Series I	32.8%*
Alliance Bernstein VPS International Value Class A	23.7%
BlackRock International Index VI Fund – Class II	15.1%
Dreyfus Stock Index Fund, Inc. – Initial Shares	14.3%*
Fidelity VIP II Contrafund Portfolio – Service Class	25.6%*
Fidelity VIP Mid Cap Portfolio – Service Shares	25.6%*
Franklin Templeton VIP Small Cap Value Securities – Class 2	9.4%*
Janus Aspen Series Forty Portfolio – Service Shares	45.9%
Janus Aspen Series Balanced – Service Shares	15.1%
Neuberger Berman AMT Regency Portfolio – Class I	13.5%*
NVIT International Index Fund – Class II	24.4%
NVIT Mid Cap Index Fund – Class I	16.6%
Nationwide NVIT Money Market Fund – Class V	5.0%
Nationwide Multi-Manager NVIT Small Company Class I	15.9%*
Nationwide Multi-Manager NVIT Small Cap Growth – Class I	27.4%
PIMCO VIT Total Return Portfolio - Administrative	6.3%
Pioneer High Yield VCT Portfolio – Class I	11.1%
DWS VS II Dreman High Return Equity VIP – Class B	9.6%
T. Rowe Price Equity Income Portfolio – Class II	12.4%*
Van Kampen UIF Mid Cap Growth Portfolio – Class I	37.2%

*	Indicates funds in which one or more of the named executive officers had balances at the end of fiscal 2007.
     The Company does not actually fund participants’ accounts before payout, and the accounts therefore represent only the Company’s unsecured promise to pay the value of the account to the participants in the events described above. However, the Company maintains policies of life insurance on the participants having death benefits approximately equal to the aggregate values of the participants’ accounts, in order to offset the Company’s obligation to pay out participants’ accounts upon termination.
     A participant’s account vests over a ten-year period, and in addition, after the first five years each annual credit by the Company vests over a four-year period; however, the account becomes fully vested upon the participant’s death, disability or retirement or a change in control of the Company. Upon termination of the participant’s employment, other than for cause, the participant is entitled to receive the vested balance in his or her account. Accounts of certain employees who are subject to the deferred compensation rules under Internal Revenue Code Section 409A may not be distributed for six months after the employee’s separation from service.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The information below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of termination of the executive’s employment and/or upon a change in control of the Company, pursuant to the terms of their respective agreements and awards in effect as of November 3, 2007, the last day of our 2007 fiscal year. Any payment that would be made to a named executive officer under nondiscriminatory plans or policies applicable to employees generally, such as death and disability benefits, medical and life insurance benefits, and payment of accrued vacation, are not included below.
For continuing officers, the payments and amounts shown assume termination effective as of November 3, 2007, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on November 2, 2007, the last trading day before that date; however, the actual amounts to be paid out would be determinable only at the time of each executive’s termination. Information about payments actually due to Mr. Abd as a result of his resignation is provided separately below.

Termination
     Generally, if the employment of a named executive officer terminates, regardless of the reason, the officer is entitled to payment of salary and accrued vacation to the termination date, but any bonus for an uncompleted Performance Period is forfeited.
     The named executive officers are parties to agreements or plans, and hold various options or awards, which provide for payments to be made, or for benefits to be increased or accelerated, in varying amounts depending on the circumstances of the termination of the officer’s employment. The following sections describe the application of these agreements, plans and awards in the event of termination under various circumstances.
     However, if the employment of a named executive officer is terminated by the Company for Cause, the officer is generally not entitled to any severance payments, and all equity awards and Deferred Compensation Plan benefits are forfeited, all as described more fully below. The term “Cause” is specifically defined in each agreement, award or plan, and may be defined differently in different documents, but generally includes such things as:
•	Willful fraud or other dishonesty, or conviction of a serious crime;

•	Gross misconduct or other conduct materially injurious to the Company;

•	Willful failure to comply with the lawful instructions of the officer’s supervisor; or

•	Other reasons which would justify termination for cause under applicable common law or Spartech’s employment policies, or under any employment contract with the participant (of which none are in effect at this time).
     Mr. Odaniell’s severance agreement includes as additional events constituting “Cause”:

•	Failure to comply with the Company’s Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, or Insider Trading Policy; or

•	Failure to cooperate with the Company in any internal, governmental or regulatory investigation.
     The Company’s plan is to amend its other severance agreements to conform to this definition.
Severance and Noncompetition Agreements.
     Each named executive officer has entered into a Severance and Noncompetition Agreement with the Company in a form approved by the Compensation Committee. These agreements provide that if the officer’s employment is terminated by the Company without Cause, or if the officer resigns for Good Reason, as those terms are defined in the agreements, the officer is entitled to severance payments equal to the sum of:
•	From 12 to 24 months base salary, depending on the officer, at the highest rate paid in the preceding three years, plus

•	The average annual bonus paid in the preceding three years.
In the case of the Chief Executive Officer, Executive Vice Presidents and General Counsel, an additional six months’ base salary is to be paid if employment is terminated within 24 months after a change in control of the Company. These severance payments are grossed up for any “golden parachute” tax payable as a result of the severance payments.
     “Good Reason” is defined in these agreements as:
•	One or more reductions in the officer’s base salary amounting to 10% or more; however, reductions which are consistent with any across-the-board reductions in Company pay generally are not counted unless a change in control has occurred;

•	A change of more than 50 miles in the officer’s required office location, or after a change in control, a relocation of the Company’s corporate office by more than 50 miles; or

•	One or more other actions by the Company which collectively amount to a constructive discharge of the officer under applicable law.

Deferred Compensation Plan.
     The Company’s Nonqualified Deferred Compensation Plan for officers and other managerial employees provides that upon termination of employment other than for Cause, as defined in the Plan, the participant is entitled to receive the vested portion of his account in the Plan; each account vests at the rate of 10% per year for ten years. In addition, if the account is at least 50% vested, then all or part of the Company’s past four annual contributions to the Plan are deducted prior to payment.
     However, if the participant’s employment terminates due to death or permanent disability, or when the participant reaches 65 years of age, or in the event of a change in control of the Company, the participant’s account in the Plan becomes fully vested and no longer subject to deduction upon termination.
     In the event of termination of employment for Cause, the participant’s account is cancelled and forfeited, regardless of vesting status or the participant’s age, and whether or not a change in control has occurred.
Stock Options and SSARs.
     The terms of Spartech’s equity awards are the same for officers as for all other employees. The effect of a termination of employment on an officer’s stock options and SSARs depends on the terms of the particular award and the reason for termination.
     The following summary applies to stock options and SSARs issued since 2000; those issued before 2000 (of which very few remain) may generally be exercised for up to three years after the termination date (or up to one year in the event of death), but not later than the original expiration date of the option.
Resignation, or Termination by Spartech for Cause. Generally, if an officer voluntarily resigns or if the officer’s employment is terminated for Cause, as defined in the award document, any options and SSARs are forfeited and may not be exercised.
Termination by Spartech Without Cause. If an officer’s employment is terminated by Spartech without Cause, no further vesting will occur but the option/SSAR will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Death or Disability. If an officer’s employment is terminated by reason of the officer’s death or disability, the officer’s options/SSARs will become fully vested and will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Retirement. Upon the Retirement of an officer, the officer’s options/SSARs will continue to vest in accordance with their normal vesting schedules, and they will remain exercisable until the original expiration date. For purposes of these awards, Retirement is defined as the permanent withdrawal from regular, active business activities at or after age 60; part time employment, consulting, passive activities such as management of personal investments, and other activities approved by the Company are permitted. However, options/SSARs held by retired employees who engage in activities inconsistent with Retirement are subject to termination by the Company.
Restricted Stock.
     Restricted stock awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or for any other reason except death, disability or Retirement, the unvested shares are cancelled without any payment to the officer;
•	In the event of the officer’s death or disability, all unvested shares immediately vest; and

•	In the event of the officer’s Retirement, unvested shares continue to vest in the normal course.
     These terms have the same definitions as in the stock options and SSAR awards.

Performance Shares.
     Performance share awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or for any other reason except death, disability, Retirement or after a Change in Control of the Company, the award is cancelled without any payment to the officer; and

•	In the event of the officer’s death, disability, Retirement or termination after a Change in Control of the Company, the award continues for its normal term, but the size of the award is pro rated based on the number of years elapsed during the performance period.
     “Change in Control” is defined and discussed in the following section. The other terms have the same definitions as in the stock options and SSAR awards.
Change In Control
     Except as noted below in the case of restricted stock and performance shares, the named executive officers are not entitled to any payment solely because of a Change in Control of the Company. However, if the officer’s employment is terminated after a Change in Control, the amount received may be higher than it would have been if the Change in Control had not occurred.
     For purposes of Spartech’s awards and benefits, a “Change in Control” of the Company is defined as:
•	The triggering of the 2001 Rights Agreement which the Company implemented as an antitakeover measure; or if the Rights Agreement is no longer in effect, if any person acquires at least 50% of the Company’s voting stock without the prior approval of the Board;

•	The approval by the Board of any merger or other transaction as a result of which either Spartech would not be the surviving corporation, or its stockholders would not own at least a majority of its voting power in substantially the same proportions as before the transaction, or its common stock would be converted into cash or securities not having substantially the same proportionate voting power as before the transaction;

•	Any tender offer for 20% or more of the Company’s common stock; if the person making the tender offer could own 50% or more of the common stock when the tender offer terminates;

•	Any change in a majority of the Board of Directors within any 24-month period, unless the new directors were approved by a majority of the directors who were on the Board at the beginning of the period; or

•	The approval by Spartech’s stockholders of the Company’s liquidation or the sale of substantially all its assets.
     In the event of a Change in Control of the Company:
•	All accounts under the Deferred Compensation Plan would become fully vested, and would no longer be subject to forfeiture of the Company’s contributions. However, no payment would be made until the participant’s employment terminates, at which time the reason for the termination would determine whether, and to what extent, the account is payable to the participant.

•	All unvested stock options would become fully vested, allowing immediate exercise of the options. However, the option holder would still be required to exercise the option at a time of his or her choosing prior to its expiration or termination, and would still be subject to the same restrictions and risks as would apply in the absence of a Change in Control.

•	All restricted stock would immediately vest and would be delivered to the holder free from future service or other restrictions.

•	The Performance period for outstanding performance shares would immediately end, and the award would be paid out based on the degree to which the performance criteria specified in each award have been satisfied at that time, which may result in a greater or lesser payout than if the Change in Control had not occurred.
     In addition, the Severance and Noncompetition Agreements for Messrs. Martin, Ploeger and Fisher provide that in the event of the termination of their employment by the Company without cause within 24 months after a Change in Control, they would receive an additional six months’ base salary as severance.
Estimated Amounts Payable
     The tables below reflect the amount of compensation payable to each of the Company’s named executive officers in the event of termination of the executive’s employment for various reasons and in the event of a Change in Control of the Company, as described above.
     The payments and amounts shown assume termination or a Change in Control as of November 3, 2007, the last day of the Company’s 2007 fiscal year, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on November 2, 2007, the last trading day before that date, which was $15.55 per share. However, the actual amounts to be paid out would be determinable only at the time of each executive’s termination. As of that date, none of the named executive officers had reached the retirement age of 60 and therefore no payments are shown based on termination due to retirement.
     Payments that would be made to a named executive officer under benefit plans or employment terms generally available to other management employees similarly situated, such as group life or disability insurance and payment of accrued vacation, are not included below.
Randy C. Martin

	Consideration payable upon termination of employment due to:
			Termination by the
	Voluntary		Company without
	resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$475,742 (1)	None		None
Deferred Compensation Plan	$183,316	None	$183,316	$237,587		None	(2)
Stock Options and SSARs	None	None	None	$0	(3)	None	(2)
Restricted Stock Awards	None	None	None	$77,128		$77,128
Performance Share Awards	None	None	$16,250 (4)	$16,250	(4)	$48,749	(5)
Total	$183,316	None	$675,308 (1)	$330,965		$125,877

Steven J. Ploeger

	Consideration payable upon termination of employment due to:
			Termination by the
	Voluntary		Company without
	resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$438,708 (1)	None		None
Deferred Compensation Plan	$172,790	None	$172,790	$226,860		None	(2)
Stock Options and SSARs	None	None	None	$0	(3)	None	(2)
Restricted Stock Awards	None	None	None	$74,018		$74,018
Performance Share Awards	None	None	$15,395 (4)	$15,395	(4)	$46,184	(5)
Total	$172,790	None	$626,893 (1)	$316,273		$120,202
Jeffrey D. Fisher

	Consideration payable upon termination of employment due to:
			Termination by the
	Voluntary		Company without
	resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$348,457 (1)	None		None
Deferred Compensation Plan	$97,957	None	$97,957	$163,005		None	(2)
Stock Options and SSARs	None	None	None	$0	(3)	None	(2)
Restricted Stock Awards	None	None	None	$38,564		$38,564
Performance Share Awards	None	None	$8,125 (4)	$8,125	(4)	$24,375	(5)
Total	$97,957	None	$454,539 (1)	$209,694		$62,939
Michael G. Marcely

	Consideration payable upon termination of employment due to:
			Termination by the
	Voluntary		Company without
	resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$258,477	None		None
Deferred Compensation Plan	$28,031	None	$28,031	$70,078		None	(1)
Stock Options and SSARs	None	None	None	$0	(2)	None	(1)
Restricted Stock Awards	None	None	None	$29,856		$29,856
Performance Share Awards	None	None	$5,559 (3)	$5,559	(3)	$16,677	(4)
Total	$28,031	None	$292,067	$105,493		$46,533

Notes to Estimated Amounts Payable Tables:
(1)	If termination is within 24 months of a Change in Control, Mr. Martin, Mr. Ploeger and Mr. fisher would receive an additional six months’ base salary, or an additional $172,500, $160,000 and $137,500, respectively.

(2)	Although a Change in Control results in 100% vesting, there is no payout unless employment terminates.

(3)	Represents the increase in net exercisable value resulting from acceleration of vesting; because all unvested options had exercise prices greater than the November 3, 2007 closing stock price of $15.55, acceleration of vesting would have had no value as of this date.

(4)	Represents the value of a pro rata portion of the award, based on the portion of the performance period completed as of November 3, 2007; however, because the award would continue for the remainder of the original three year performance period, the actual payout value would be determinable only at the end of the three-year performance period.

(5)	Represents the actual value as if the performance period had ended on November 3, 2007; in the event of a Change in Control, the performance period would end and the awards would be paid out.
Mr. Abd’s Severance
     The Company’s former President and Chief Executive Officer, George A. Abd, resigned on July 16, 2007. Pursuant to the Company’s various employee benefit plans and a Separation Agreement and Release entered into between Mr. Abd and the Company effective on that date,
•	Mr. Abd remained as an employee of the Company during a 90-day transition period at a reduced annual salary of $250,000, which amounted to a total pro rated payment of $62,500 for the transition period.

•	Mr. Abd became entitled to separation payments equal to two times his previous annual salary of $750,000 plus two times the average annual bonus paid to him for 2004, 2005 and 2006, amounting to a total separation payment of $2,223,870, payable during the two-year period which began October 12, 2007; however, in accordance with Internal Revenue Code Section 409A, the first six months of such payments will be withheld by the Company and paid in a lump sum after the six-month anniversary of Mr. Abd’s separation from service.

•	None of Mr. Abd’s stock options or other equity awards became further vested, and all awards expired on October 12, 2007 except for three vested options granted in 1998 and 1999 which remain exercisable in accordance with their terms (as described in the “Outstanding Equity Awards at November 3, 2007” table above). All of these options had exercise prices greater than the stock price at November 3, 2007 and therefore had no current value.

•	Six months after his separation from service, the Company will transfer to Mr. Abd a universal life insurance policy previously maintained for him by the Company, which had a cash value of approximately $46,803 at the end of fiscal 2007.

•	Six months after his separation from service, the Company will pay Mr. Abd his vested account balance under the Spartech Corporation Deferred Compensation Plan, in accordance with the terms of the Plan. The value of this account at November 3, 2007 was approximately $141,225.
     As part of the Separation Agreement and Release, Mr. Abd agreed not to compete with the Company for a period of 12 months, not to solicit Company employees or attempt to change control of the Company for a period of 24 months, and to release the Company from any claims.

Post-Employment Restrictions
     All Spartech employees have a legal obligation to protect Company confidential information, whether or not it is expressly provided for in an award or agreement. However, certain awards and agreements include express obligations of confidentiality and/or other restrictions after employment ceases, as follows:
     Severance and Noncompetition Agreements. These agreements prohibit competing with the Company or soliciting its employees for one year after termination of employment.
     Deferred Compensation Plan. In addition to an express confidentiality covenant, this Plan prohibits competing with the Company or soliciting its employees for one year after termination of employment.
     Stock Options and SSARs. If within one year after leaving Spartech the holder of an option or SSAR either competes with Spartech, solicits Spartech employees, discloses Spartech confidential information, or engages in other activities deemed detrimental to Spartech as specified in the award agreement, Spartech has the right to cancel any unexercised portion of the award and to repurchase any shares issued within the past year pursuant to exercise of the award, at the exercise or base price.

SECURITY OWNERSHIP
     The following table identifies the aggregate shares of common stock beneficially owned as of December 31, 2007 by each director and each executive officer, by the executive officers and directors as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the 30,225,166 shares of common stock outstanding as of that date.

	Number of		Percentage of
	Common Shares		Common Shares
	Beneficially Owned (1)		Beneficially Owned
Directors and executive officers:

Randy C. Martin	209,322	(2)	*
Ralph B. Andy	180,863	(3)	*
Steven J. Ploeger	128,464	(2)	*
Jeffrey D. Fisher	90,240	(2)	*
Jackson W. Robinson	56,723	(2)	*
George A. Abd (4)	56,236	(2)	*
Craig A. Wolfanger	42,302	(2)	*
Phillip M. Karig	36,195	(2)	*
Michael G. Marcely	34,817	(2)	*
Lloyd E. Campbell	33,662	(2)	*
Walter J. Klein	28,702	(2)	*
Pamela F. Lenehan	25,602		*
Darrell W. Betz	15,930	(2)	*
Michael L. Marcum	14,735		*
Victoria M. Holt	7,602		*
Edward J. Dineen	5,602		*

All Directors and Executive Officers as a Group (16 persons)	966,997	(2)(3)	3.1%

Other beneficial owners in excess of 5% of the common shares outstanding:

Reed, Conner & Birdwell, LLC	3,135,571	(5)	10.4%
11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 91125

Dimensional Fund Advisors, Inc.	2,658,877	(6)	8.8%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Notes To Security Ownership Table:

*	Less than 1%.

(1)	Includes shares of time-vested restricted stock, and includes shares issuable upon exercise of currently exercisable options as noted in the following note.

(2)	Includes shares issuable upon exercise of currently exercisable options and SSARs, as follows: Mr. Martin, 163,175; Mr. Ploeger, 85,150; Mr. Fisher, 71,973; Mr. Robinson, 25,000; Mr. Abd, 30,750; Mr. Wolfanger, 30,000; Mr. Karig, 25,175; Mr. Marcely, 20,200; Mr. Campbell, 15,000; Mr. Klein, 15,000; Mr. Betz, 6,450; Mr. Marcum, 1,175; and all directors and executive officers as a group, 514,048.

(3)	Includes 25,000 shares issuable upon exercise of currently exercisable options, and 150,261 shares owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(4)	Mr. Abd resigned as a director and executive officer on July 16, 2007. The information shown is based on his latest Form 4 filed with the Securities and Exchange Commission on December 19, 2006 less equity awards forfeited upon his resignation.

(5)	Based on Reed, Conner & Birdwell, LLC’s latest Schedule 13D filing with the Securities and Exchange Commission on October 1, 2007.

(6)	Based on Dimensional Fund Advisors, Inc.’s latest Schedule 13G filing with the Securities and Exchange commission on February 1, 2007. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the funds it represents, and may be deemed to be the beneficial owner of the shares held by these funds.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from its directors and executive officers that no other reports were required, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them on a timely basis during our 2007 fiscal year.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information as of November 3, 2007 regarding the Company’s 1991 Incentive Stock Option Plan, 1991 Restricted Stock Option Plan, 2001 Stock Option Plan and 2004 Equity Compensation Plan:

Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	1,542,000	$21.83	(1)
Equity compensation plans not approved by security holders	None	None	None
Total	1,542,000	$21.83

(1)	The maximum amount of common stock for which options or other awards may be granted under the Company’s 2004 Equity Compensation Plan is 3,000,000 shares. The Plan prohibits the Company from repricing any options granted under the Plan. No options or other awards may be granted under the Plan after December 31, 2010. No further options or other awards may be granted under any other plans of the Company. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the common stock generally, the number and kind of shares available for issuance under the Company’s stock option plans and any outstanding awards will be appropriately and automatically adjusted.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008. The Audit Committee proposes that the shareholders ratify the selection at this Annual Meeting. Ernst & Young LLP has served as the Company’s independent auditors since fiscal 2002. The Company has had no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the selection, the Committee will reconsider its selection.
     Ernst & Young LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     During fiscal 2006 and 2007, the Company’s principal auditor, Ernst & Young LLP, provided services in the following categories for the following fees:

	2006	2007
Audit Fees	$1,162,521	$1,050,212
Audit-Related Fees	$25,760	$98,509
Tax Fees	$25,000	$—
All Other Fees	$—	$—
     Audit Fees primarily related to work performed in connection with the audit of the Company’s annual financial statements, the effectiveness of the Company’s internal control over financial reporting and reviews of Securities and Exchange Commission Forms 10-Q and 10-K. Audit-Related Fees related only to work performed in connection with the audit of employee benefit plans and acquisition due diligence. Tax Fees related to work performed in connection with tax planning services.
     The Audit Committee approved in advance all services provided by Ernst & Young, LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com.
AUDIT COMMITTEE REPORT
     The Company’s management has the primary responsibility for its financial reporting process, including its systems of internal controls, for the financial statements resulting from that process, and for the public reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
     Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on the New York Stock Exchange listing rules and Spartech’s independence guidelines. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that the Audit Committee’s Chair, Walter J. Klein, is an “audit committee financial expert” as defined by SEC rules.
     The Audit Committee retains the independent registered public accounting firm and oversees the Company’s financial reporting process and the audit on behalf of the Board of Directors.

     In fulfilling our oversight responsibilities for 2007, the Audit Committee:
•	Retained Ernst & Young LLP to perform the fiscal 2007 audit.

•	Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended November 3, 2007 as well as the quarterly unaudited financial statements.

•	Reviewed and discussed with management the quality and the acceptability of the Company’s financial reporting, internal controls and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

•	Discussed with Ernst & Young LLP and the Company’s internal auditors the overall scope and plans for their respective audits as well as the results of their examinations and their evaluations of the Company’s internal controls.

•	Reviewed with Ernst & Young LLP their judgments as to the quality and the acceptability of the Company’s financial reporting.

•	Met with Ernst & Young LLP and the Company’s internal auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls.

•	Reviewed significant audit findings by Ernst & Young LLP and by the Company’s internal auditors, together with management’s responses.

•	Received from Ernst & Young LLP, the written disclosures and letter required by Standard No. 1 of the Independence Standards Board, and discussed with Ernst & Young LLP the auditors’ independence from management and the Company, including the impact of permitted non-audit-related services approved by the Committee to be performed by Ernst & Young LLP. The committee also concluded that Ernst & Young LLP’s provision of audit and non-audit services to Spartech and its affiliates is compatible with Ernst & Young’s independence.

•	Discussed with Ernst & Young LLP and management such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 and other auditing standards generally accepted in the United States, the corporate governance standards of the New York Stock Exchange, and the Audit Committee’s Charter.
     Based on the above reviews and discussions, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended November 3, 2007 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Walter J. Klein (Chair)	Lloyd E. Campbell	Craig A. Wolfanger

PROPOSAL 3
BYLAW AMENDMENT TO DECLASSIFY BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 3 on the Proxy Card).
     The Board of Directors is proposing that the Company’s shareholders approve by resolution an amendment to the Company’s Bylaws which would have the effect of eventually eliminating the current three classes of directors and requiring each director to stand for election annually.
     The proposed resolution and Bylaw amendment are as follows:

RESOLVED, that the Bylaws of Spartech Corporation are hereby amended, effective immediately, by amending the second paragraph of Section 1 of Article III of the Bylaws to read as follows:
“Beginning after the 2008 annual meeting of stockholders the directors shall no longer be divided into classes, and directors shall be elected annually by the stockholders; and to implement this change:
“(i)	All directors hereafter elected by the stockholders shall serve for one-year terms; and

“(ii)	The term of any director hereafter elected by the Board to fill a vacancy or newly created position on the Board of Directors shall expire at the next annual meeting of stockholders.”
     Although the Board believes that the current classified Board, with three year terms for directors, continues to have advantages to shareholders, such as reducing the Company’s vulnerability to unfriendly or unsolicited takeover efforts that may not offer the greatest value to minority shareholders, the Board is aware that many shareholders do not share this view and that more and more companies are choosing to declassify their boards of directors.
     The Board of Directors is firmly committed to good governance practices. Accordingly, after considering various alternatives, the Board has decided to propose this amendment.
     If adopted by the shareholders by the required vote, as discussed under “Outstanding Shares and Voting Procedure” above, the amendment would declassify the Board over a period of not more than three years, so that when the amendment is fully phased in our directors would serve for one year terms and be subject to annual election by the shareholders. The phase-in schedule is as follows:
•	At the 2009 Annual Meeting, three directors would be elected for one-year terms, to succeed the three Class A directors whose terms expire in 2009.

•	At the 2010 Annual Meeting, six directors would be elected for one-year terms, to succeed the three Class B directors whose terms expire in 2010 as well as the three directors elected in 2009.

•	At the 2011 Annual Meeting, all nine directors would be elected for one-year terms, to succeed the three Class C directors whose terms expire in 2011 as well as the six directors elected in 2010; and thereafter, all directors would be elected for one-year terms.

•	In addition, beginning immediately after the 2008 Annual Meeting, if the Board is expanded or if a vacancy occurs on the Board for any other reason, even in what is now a Class A, B or C position, that position would be a non-classified position with a one-year term, and the director appointed to fill the position would serve only until the next Annual Meeting.

PROPOSALS OF SHAREHOLDERS
     Proposals of shareholders intended for inclusion in the Company’s proxy statement for the 2009 Annual Meeting must be received by the Company no later than October 7, 2008. In addition, if a shareholder fails to notify the Company on or before December 24, 2008 of a proposal which such shareholder intends to present at the Company’s 2009 Annual Meeting other than through inclusion of such proposal in the Company’s proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.
     Shareholders are urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated.

By Order of the Board of Directors

[signature]
Jeffrey D. Fisher
February 4, 2008	Secretary

SPARTECH CORPORATION PROXY
2008 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Myles S. Odaniell and Randy C. Martin, and each of them, with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Spartech Corporation (“the Company”) to be held at the Saint Louis Club, 7701 Forsyth Blvd., 16th Floor, Clayton, Missouri 63105, on Wednesday, March 12, 2008, commencing at 10:00 a.m., CST, and at any and all adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 4, 2008.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
(Continued on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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          PRINT AUTHORIZATION                          (THIS BOXED AREA DOES NOT PRINT)
To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013
SIGNATURE:                                                                         DATE:                           TIME:
☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)
Registered Quantity (common)      4040                 Broker Quantity      0

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote
FOR Items 1, 2 and 3

Item 1 – Election of Directors NOMINEES: 01 Ralph B. Andy, 02 Lloyd E. Campbell and 03 Jackson W. Robinson	FOR all the nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all the nominees listed to the left ☐
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the name in the list above.

Item 3 – Amendment of the Company’s Bylaws to eliminate the classification of directors and require that all directors elected after the 2008 Annual Meeting stand for election annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Item 4 – In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein.

Item 2 – Ratification of selection of Independent Registered Public Accounting Firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

YOUR VOTE IS IMPORTANT TO US.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN
IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature	Date	Signature	Date

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on March 11, 2008.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/seh		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark , sign and date your proxy card and return it in the enclosed postage-paid envelope.